EXHIBIT 5
                                                                 to SCHEDULE 13D

                  This VOTING AGREEMENT dated as of October 1, 2001 is made and entered into by and between Metromedia Company, a Delaware general partnership, John W. Kluge, Stuart Subotnick, and Stephen A. Garofalo (collectively, the "STOCKHOLDERS"), and each Person named on the signature pages hereof under the caption "Initial Holders" (the "INITIAL HOLDERS").

                  WHEREAS, the Initial Holders and Metromedia Fiber Network, Inc., a Delaware corporation ("MFN"), propose to enter into a warrant agreement, a copy of which is attached hereto as ANNEX A (the "WARRANT AGREEMENT; capitalized terms not defined herein shall have the meaning ascribed to them in the Warrant Agreement), pursuant to which MFN will issue Warrants to the Initial Holders on the terms provided for therein;

                  WHEREAS, the Stockholders own the number of shares of MFN as set forth opposite such Stockholder's name on SCHEDULE I hereto (the "MFN SHARES"); and

                  WHEREAS, as a condition to the Initial Holders' willingness to enter into the Warrant Agreement and the Note and Guarantee Agreements, the Initial Holders desire to establish in this Voting Agreement certain terms and conditions concerning (i) the voting of the MFN Shares with respect to the issuances (the "EQUITY ISSUANCES") of common stock (or securities convertible into or exercisable for common stock) of the Issuer pursuant to the terms of the Note and Guarantee Agreement and the Verizon Debt Agreement (as such terms are defined in the Note and Guarantee Agreements) and (ii) the disposition of the MFN Shares;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Voting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                          COVENANTS OF THE STOCKHOLDERS


                  1.01 APPROVAL OF EQUITY ISSUANCES. (a) Until such time as the 20-day period provided for in Rule 14c-2(b) under the Exchange Act has expired and the Equity Issuances have been approved by the requisite number of shares of voting stock of MFN, the Stockholders will not sell, transfer or otherwise dispose of any of the MFN Shares or any interest therein, exercise any right of conversion with respect to the MFN Shares, deposit any of the MFN Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy with respect thereto or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Disposition of any of the MFN Shares.

                  (b) The Stockholders will, with respect to all MFN Shares either owned of record on the record date for voting at any annual or special meeting of MFN stockholders to be held for the purpose of voting on the Equity Issuances or for granting any written consent in connection with the solicitation of written consents in lieu of such a meeting, or with respect to which the Stockholders otherwise controls the vote, vote or cause to be voted such shares (or execute written consents with respect to such shares) (i) in favor of the Equity Issuances and (ii) in favor of any other matter necessary for the consummation of the transactions contemplated by the Warrant Agreement.


                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                  Each Stockholder hereby represents and warrants to the Initial Holders as follows:

                  2.01 OWNERSHIP OF MFN SHARES. (a) Each Stockholder represents and warrants to the Initial Holders that the Stockholder owns, beneficially and of record, as of the date hereof, the number of MFN Shares as set forth opposite such Stockholder's name on SCHEDULE I hereto, subject to no rights of others and free and clear of all liens. Such Stockholder's right to vote or dispose of the MFN Shares is not subject to any voting trust, voting agreement, voting arrangement or proxy and such Stockholder has not entered into any contract, option or other arrangement or undertaking with respect thereto.

                  2.02 AUTHORITY. This Voting Agreement has been duly and validly executed and delivered by each Stockholder and constitutes a legal, valid and binding obligation of the Stockholder enforceable against each Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  2.03 NO CONFLICTS. The execution and delivery by each Stockholder of this Voting Agreement do not, and the performance by such Stockholder of its obligations under this Voting Agreement will not:

                  (a) conflict with or result in a violation or breach of any term or provision of its partnership agreement or other organizational documents, if applicable, or any law, statute, rule or regulation or any order, judgment or decree of any governmental or regulatory authority applicable to each Stockholder or any of its properties or assets; or

                  (b) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require each Stockholder to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon any of each Stockholder's properties or assets under, any contract, agreement, plan, permit or license to which each Stockholder is a party.

                  2.04 GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of each Stockholder is required in connection with the execution, delivery and performance of this Voting Agreement.


                                   ARTICLE III

                               GENERAL PROVISIONS


                  3.01 NO ASSIGNMENT; BINDING EFFECT. Neither this Voting Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Voting Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns and legal representatives.

                  3.02 SPECIFIC PERFORMANCE; LEGAL FEES. The parties acknowledge that money damages are not an adequate remedy for violations of any provision of this Voting Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance for injunctive or such other relief as such court may deem just and proper in order to enforce any such provision or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. The parties hereto agree that, in the event that any party to this Voting Agreement shall bring any legal action or proceeding to enforce or to seek damages or other relief arising from an alleged breach of any term or provision of this Voting Agreement by the other party, the prevailing party in any such action or proceeding shall be entitled to an award of, and the other party to such action or proceeding shall pay, the reasonable fees and expenses of legal counsel to the prevailing party.

                  3.03 HEADINGS. The headings used in this Voting Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  3.04 INVALID PROVISIONS. If any provision of this Voting Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Voting Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Voting Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Voting Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  3.05 GOVERNING LAW. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  3.06 COUNTERPARTS. This Voting Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  3.07 TERM. The term of this Voting Agreement shall be one year from the date hereof, PROVIDED, HOWEVER, that if the transactions contemplated by the Note and Guarantee Agreements and the Warrant Agreement shall have been abandoned by the Purchasers under the Note and Guarantee Agreements or the commitments under the Note and Guarantee Agreements shall have been terminated, then this Voting Agreement shall have no further force and effect.

                  IN WITNESS WHEREOF, each party hereto has signed this Voting Agreement, or caused this Voting Agreement to be signed by its officer thereunto duly authorized, as of the date first above written.


                                   METROMEDIA COMPANY


                                   By:  /s/ Metromedia Company
                                        ---------------------------------------
                                        Name:   Metromedia Company
                                        Title:


                                   /s/ John W. Kluge
                                   --------------------------------------------
                                   John W. Kluge


                                   /s/ Stuart Subotnick
                                   --------------------------------------------
                                   Stuart Subotnick


                                  /s/ Stephen A. Garofalo
                                   --------------------------------------------
                                   Stephen A. Garofalo

                                   INITIAL HOLDERS

                                   CITICORP USA, INC.

                                   By:  /s/ Caesar W. Wyszomirski
                                        ---------------------------------------
                                        Name:   Caesar W. Wyszomirski
                                        Title:  Vice President


                                   MERRILL LYNCH GLOBAL ALLOCATION
                                     FUND, INC.

                                   By:  /s/ Lisa A. O'Donnell
                                        ---------------------------------------
                                        Lisa Ann O'Donnell
                                        Director, Merrill Lynch Investment
                                          Managers
                                        Authorized Signatory


                                   MERRILL LYNCH EQUITY/CONVERTIBLE
                                   SERIES GLOBAL ALLOCATION PORTFOLIO

                                   By:  /s/ Lisa A. O'Donnell
                                        ---------------------------------------
                                        Lisa Ann O'Donnell
                                        Director, Merrill Lynch Investment
                                          Managers
                                        Authorized Signatory


                                   MERRILL LYNCH VARIABLE SERIES
                                     FUNDS, INC.
                                       (MERRILL LYNCH GLOBAL ALLOCATION
                                       FOCUS FUND)

                                   By:  /s/ Merrill Lynch
                                        ---------------------------------------
                                        ________________, Merrill Lynch
                                          Investment Managers
                                        Authorized Signatory


                                   MERRILL LYNCH SERIES FUND, INC.
                                     (GLOBAL ALLOCATION STRATEGY
                                     PORTFOLIO)

                                   By:  /s/ Lisa A. O'Donnell
                                        ---------------------------------------
                                        Lisa Ann O'Donnell
                                        Director, Merrill Lynch Investment
                                          Managers
                                        Authorized Signatory

                                   JOHN W. KLUGE, CHASE MANHATTAN
                                   BANK AND STUART SUBOTNICK, TRUSTEES
                                   UNDER A TRUST AGREEMENT BETWEEN
                                   JOHN W. KLUGE, AS GRANTOR AND JOHN W.
                                   KLUGE AND MANUFACTURERS
                                   HANOVER TRUST COMPANY, AS TRUSTEES,
                                   DATED MAY 30, 1984, AS AMENDED AND
                                   RESTATED


                                   By:  /s/ Stuart Subotnick
                                        ---------------------------------------
                                        Name:   Stuart Subotnick
                                        Title:  Trustee

                                                                      SCHEDULE I
                                                                      ----------


                                                        CLASS A COMMON STOCK              CLASS B COMMON STOCK
NAME OF STOCKHOLDER                                 ----------------------------      ----------------------------
-------------------                                  DIRECTLY       BENEFICIALLY       DIRECTLY       BENEFICIALLY
                                                      OWNED            OWNED            OWNED             OWNED
                                                      -----            -----            -----             -----
Metromedia Company..........................                --       62,924,096       62,924,096         62,924,096

John W. Kluge...............................         2,477,100       65,401,196               --         62,924,096

Stuart Subotnick............................                --       67,607,596               --         62,924,096

Stephen A. Garofalo.........................        82,509,671       89,407,224               --                 --